SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange
Act of 1934
(Amendment No. ___)

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INTER PARFUMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Inter Parfums, Inc.
551 Fifth Avenue
New York, New York 10176

Correction to Location for Annual Meeting

Notice of Annual Meeting of Shareholders
to be Held on July 24, 2008

To the Shareholders of Inter Parfums, Inc.:

Please note that the notice of annual meeting of shareholders of Inter Parfums, Inc. dated June 19, 2008, to be held on July 24, 2008 at 10:00 A.M., New York City Time, had an incorrect floor number on the address for the meeting location.

The correct address and location for the annual meeting will be:

Inter Parfums, Inc.
551 Fifth Avenue - 15th Floor
New York, NY 10176
Tel: 212.983.2640

We are sorry for any inconvenience.

Michelle Habert, Secretary

Dated: June 20, 2008

Inter Parfums, Inc.
551 Fifth Avenue
New York, New York 10176

Notice of Annual Meeting of Shareholders
to be Held on July 24, 2008

To the Shareholders of Inter Parfums, Inc.:

The annual meeting of shareholders of Inter Parfums, Inc. (the “company”) will be held at the offices of

Inter Parfums, Inc.
551 Fifth Avenue - 18th Floor
New York, NY 10176
Tel: 212.983.2640

on July 24, 2008 at 10:00 A.M., New York City Time, for the following purposes:

1.	To elect a board of directors consisting of eleven (11) directors to hold office until our next annual meeting and until their successors shall have been elected and qualified;

2.	To approve the adoption of an amendment to our 2004 Stock Option Plan; and

3.	To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The board of directors has fixed the close of business on June 19, 2008 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to July 24, 2008.

By Order of our board of directors

Dated: June 19, 2008	Michelle Habert, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

Inter Parfums, Inc.

Proxy Statement

GENERAL

This proxy statement is furnished by the board of directors of our company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of its shareholders being held on July 24, 2008 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “company,” “us” or “our” refers to Inter Parfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately June 19, 2008. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

●  FOR the election of the eleven (11) directors referred to in this proxy statement and

●  FOR the amendment to our 2004 Stock Option Plan.

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

A copy of the company’s annual report for fiscal year ended December 31, 2007, which contains financial statements audited by the company’s independent registered public accounting firms, is being mailed to the company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report. In addition to solicitation of the proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

Our board of directors fixed the close of business on June 19, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

As of June 2, 2008, there were 30,631,076 shares of the our common stock were outstanding. All numerical references to shares of our common stock have been adjusted to reflect the 3:2 forward stock split in the nature of a 50% stock dividend effected on May 15, 2008. Each share of the our common stock will entitle the holder of such share to one vote. None of the company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The eleven (11) nominees to our board of directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact in the election of our board of directors. Other matters that may be submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

Our directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.

With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our company.

Members of our management have been informed that our controlling shareholders intend to vote in favor of all of the nominees for directors and in favor of the amendment to our 2004 Stock Option Plan. Therefore, all of the nominees are all likely to be elected and the proposal to adopt the amendment to our 2004 Stock Option Plan passed. We know of no business other than the election of directors or the proposal to adopt the amendment to our 2004 Stock Option Plan that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth information, as of June 2, 2008 with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than five percent of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. As of June 2, 2008 we had 30,631,076 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]	Approximate Percent of Class
Jean Madar c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	8,290,428[2]	26.7%

Philippe Benacin c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	8,206,463[3]	26.4%

Russell Greenberg c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	139,500[4]	Less than 1%

1 All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Options which are exercisable within 60 days are included in beneficial ownership calculations. Jean Madar, the Chairman of the Board and Chief Executive Officer of Inter Parfums and Philippe Benacin, the Vice Chairman of the Board and President of Inter Parfums, have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.
2 Consists of 3,304,425 shares held directly, 4,650,004 shares held indirectly through a personal holding company and options to purchase 237,000 shares. Includes 2,310,000 shares pledged as collateral for personal loans/lines of credit.
3 Consists of 4,219,458 shares held directly, 3,150,003 shares held indirectly through a personal holding company and options to purchase 237,000 shares.
4 Consists of 30,000 shares held directly and options to purchase 109,500 shares.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]	Approximate Percent of Class
Philippe Santi Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	50,250[5]	Less than 1%

Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	72,938[6]	Less than 1%

Joseph A. Caccamo, Esq. GrayRobinson, P.A. 401 East Las Olas Blvd., Ste. 1850 Ft. Lauderdale, FL 33301	13,500[7]	Less than 1%

Jean Levy Chez Axcess Groupe 8 rue de Berri 75008 Paris, France	6,375[8]	Less than 1%

Robert Bensoussan-Torres c/o Sirius Equity LLP 52 Brook Street W1K 5DS London	12,375[9]	Less than 1%

Jean Cailliau c/o Wayak Sarl 8 rue Pasteur 92210 St Cloud, France	6,375[10]	Less than 1%

Serge Rosinoer 14 rue LeSueur 75116 Paris, France	14,738[11]	Less than 1%

Patrick Choël Universite -82 7 rue de Talleyrand 75007, Paris, France	750[12]	Less than 1%

Frederic Garcia-Pelayo Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	-0-	NA

5 Consists of 11,250 shares held directly, and 39,000 shares of common stock underlying options.
6 Consists of 45,563 shares held directly, 22,500 shares held indirectly by his children and options to purchase 4,875 shares.
7 Consists of shares of common stock underlying options, 12,000 of which are held as nominee for his former employer and 1,500 of which are held for his present employer. Beneficial ownership of such shares is disclaimed.
8 Consists of 1,500 shares held directly and options to purchase 4,875 shares.
9 Consists of 7,500 shares held directly and options to purchase 4,875 shares.
10 Consists of shares of common stock underlying options
11 Consists of 10,050 shares held directly and options to purchase 4,688 shares.
12 Consists of shares of common stock underlying options.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]	Approximate Percent of Class
Jack Ayer Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	-0-	NA

Axel Marot Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	-0-	NA

Hugues de la Chevasnerie Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	-0-	NA

Henry B. (Andy) Clarke c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	17,675[13]	Less than 1%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	3,831,857[14]	12.5%

Independence Investments, LLC 551 Fifth Avenue New York, NY 10176	1,698,147[15]	5.5%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,977,677[16]	6.5%

All Directors and Officers As a Group 16 Persons)	16,831,553[17]	53.7%

13 Consists of 5,675 shares held directly and options to purchase 12,000 shares.
14 Information derived from an Amendment to Schedule 13G dated January 29, 2008.
15 Information derived from a Schedule 13G dated January 24, 2008.
16 Information derived from a Schedule 13G dated February 14, 2008.
17 Consists of 16,150,928 shares held directly or indirectly, and options to purchase 680,625 shares.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The members of our board of directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. During fiscal year ended December 31, 2007, our board of directors consisted of eleven (11) persons, Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy, Robert Bensoussan-Torres, Patrick Choël, Jean Cailliau, Philippe Santi and Serge Rosinoer, who were elected by the shareholders at the company’s last annual meeting of shareholders held in July 2007.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our board of directors.

Board of Directors

Our Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of our Company. Although certain directors are not involved in day-to-day operating details, members of the Board are kept informed of our business by various reports and documents made available to them. The Board of Directors held 13 meetings (or executed consents in lieu thereof), including meetings of committees of the Board during 2007, and, with the exception of Messrs. Bensoussan and Rosinoer, all of the directors attended at least 75% of the meetings of the Board and committee meetings of which they were a member.

We have adopted a Code of Business Conduct, and we agree to provide to any person without charge, upon request, a copy of our Code of Business Conduct. Any person who requests a copy of our Code of Business Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations. In addition, our Code of Conduct is also maintained on our website, at www.interparfumsinc.com.

During Fiscal 2007, the Board of Directors had the following standing committees:

•
Audit Committee – The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by the Company which prepare or issue an audit report for the Company. During 2007, the Audit Committee initially consisted of Messrs. Heilbronn, Levy and Bensoussan-Torres and Mr. Choël replaced Mr. Bensoussan-Torres in June 2007.

The Audit Committee does not have a member who is an “Audit Committee Financial Expert” as such term is defined under the applicable rules and regulations. However, as the result of the background, education and experience of the members of the Audit Committee, the Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

•
Executive Compensation and Stock Option Committee – The Executive Compensation and Stock Option Committee oversees the compensation of the Company’s executives and administers the Company’s stock option plans. During 2007, the members of such committee initially consisted of Messrs. Heilbronn, Levy and Choël. We presently do not have a separate charter for our Executive Compensation and Stock Option Committee.

Our Board of Directors does not maintain a standing nominating committee or a committee performing similar functions. In view of the agreement and understanding of Messrs. Jean Madar and Philippe Benacin who beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, our Board of Directors does not believe it necessary for the Company to have such a committee. Also as a “controlled company” under the applicable rules of The Nasdaq Stock Market, we are exempt from the nominating committee requirements. During 2007, our Board of Directors as a group agreed to nominate the same members of the board who had served last year.

Director Independence

The following are our directors who are “independent directors” within the applicable rules of The Nasdaq Stock Market:

Francois Heilbronn
Jean Levy
Robert Bensoussan-Torres
Serge Rosinoer
Jean Cailliau
Patrick Choël

While we follow and comply with the independent director definitions as provided by The Nasdaq Stock Market rules in determining the independence of our directors, we do not presently post the rules on our company’s website. However, the rules of The Nasdaq Stock Market are readily available on its website. We intend to either include the applicable independent director definition on our website or as an appendix to our proxy statement for the next annual meeting.

However, as stated above, Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market. As a controlled company, we are exempt for certain of the corporate governance rules of The Nasdaq Stock Market, such as the board of directors consisting a majority of independent directors and the requirement of a nominating committee of the board.

In addition, The Nasdaq Stock Market maintains more stringent rules relating to director independence for the members of our Audit Committee, and the members of our Audit Committee, Messrs. Heilbronn, Levy and Choël, are independent within those rules. We are not exempt from the more stringent rules relating to director independence for the members of our Audit Committee by virtue of the controlled company exception.

Business Experience

The following sets forth biographical information as to the business experience of each executive officer and director of our Company for at least the past five years.

Jean Madar

Jean Madar, age 47, a Director, has been the Chairman of the Board of Directors since the Company's inception, and is a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in January 1994 he became Director General of Inter Parfums, S.A., the Company’s subsidiary; and in January 1997 he became Chief Executive Officer of the Company. Mr. Madar was previously the managing director of Inter Parfums, S.A., from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Philippe Benacin

Mr. Benacin, age 49, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the President of Inter Parfums, S.A. for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Russell Greenberg

Mr. Greenberg, age 51, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting until he joined the Company in June 1992.

Philippe Santi

Philippe Santi, age 46 and a Director since December 1999, is the Director General Delegué – Executive Vice President of Inter Parfums, S.A. Mr. Santi, who is a is a Certified Accountant and Statutory Auditor in France, has been the Chief Financial Officer of Inter Parfums, S.A. since February 1995. Prior to February 1995, Mr. Santi was the Chief Financial Officer for Stryker France and an Audit Manager for Ernst and Young.

Francois Heilbronn

Mr. Heilbronn, age 47, a Director since 1988, an independent director, and a member of the audit, stock option and executive compensation committees, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut D' Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

Joseph A. Caccamo

Mr. Caccamo, age 53, a Director since 1992, is an attorney with the law firm of GrayRobinson, P.A., our general counsel. A member of both the New York and Florida bars, Mr. Caccamo has been a practicing attorney since 1981, concentrating in the areas of corporate and securities law, and in September 1991 he became our counsel.

Jean Levy

Jean Levy, age 75, a Director since August 1996, an independent director and a member of the audit and executive compensation and stock option committees, worked for twenty-seven years at L'Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L'Oreal, from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For the more than the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of l'Institut d'Etudes Politiques de Paris, he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at l'Institut d'Etudes Politiques de Paris. He was formerly a director of Zannier Group and Escada Beaute Worldwide and Rallye, S.A. In addition, Mr. Levy was also a director (Chairman of the Board until October 2001) of Financière d'Or, and its subsidiary, Histoire d'Or which is in the retail jewelry business. Mr. Levy was formerly a consultant to Ernst & Young, Paris through 2004. He is currently a board member of Price Minister, an internet based retailer located in Paris.

Robert Bensoussan-Torres

Robert Bensoussan-Torres, age 50, has been a Director since March 1997, and also is an independent director and during 2005 was a member of the audit committee. In November 2001, he became the Chief Executive Officer of Jimmy Choo Ltd., a luxury shoe and ready to wear accessory company. In 2007 Jimmy Choo Ltd. was sold to a private equity firm. From 1999 to December 2000, he was the Managing Director of Gianfranco Ferre fashion group, based in Milano, Italy. Mr. Bensoussan-Torres is a Director of Towers Consulting Europe, Ltd. Towers Consulting Europe, Ltd. is a consulting company based in London, which specializes in strategic advise in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix is a French Haute Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

Jean Cailliau

Mr. Cailliau, age 45, and a director since December 1999, is the currently the owner and manager of Wayak Sarl, a consulting firm. The Board considers Mr. Cailliau to be independent of management, notwithstanding his prior affiliation with LV Capital USA Inc., which was dissolved in August 2006. Through June 2001, Mr. Cailliau was the Deputy General Manager of LV Capital SA, the investment arm of LVMH. In January 2001 he became a Director of L Capital Management, a private equity fund sponsored by LVMH, a position he held until December 2007.. For the past 17 years, Mr. Cailliau has held executive positions at LVMH. He is also a Director of various European companies. Mr. Cailliau is an Engineer in Agronomics and has an MBA (1988) from Insead.

Serge Rosinoer

Mr. Rosinoer, age 77, was appointed to the Board of Directors in December 2000, as an independent director. Mr. Rosinoer has devoted most of his career to the personal care, cosmetics and fragrance industry. Mr. Serge Rosinoer is presently the Chairman of the Supervisory Board of Clarins SA. In 1978, Mr. Rosinoer joined the Clarins Group as Vice President and Chief Operating Officer where he was largely responsible for its rapid international expansion. As COO, then CEO since 1978, Mr. Rosinoer oversaw the transformation of Clarins into a major force in cosmetics, skin care and fragrance, with annual sales of approximately 600 million Euro and more than 4,000 employees. He retired from active duty in June of 2000, but continues to serve on the board of directors of Clarins. Earlier in his career he was President of Parfums Corday. He also held senior level executive positions at Max Factor, where he had full supervision of that cosmetics company’s European production and sales. Mr. Rosinoer has served several terms as President of the French Prestige Cosmetics Association and currently serves as Conseiller du Commerce Extérieur de la France.

Patrick Choël

Mr. Choël, age 64, was appointed to the Board of Directors in June 2006, as an independent director, and is a member of both the Audit Committee and the Executive Compensation and Stock Option Committee. Mr. Choël is the manager of Université 82, a business consultant and advisor. For approximately 10 years, through March 2004, Mr. Choël worked as the President and CEO of two divisions of LVMH, first the LVMH Perfumes and Cosmetics Division, which included such well known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy, among others, and later, Parfums Christian Dior, a leading world-wide prestige beauty/fragrances business. Prior to such time, for approximately 30 years, he work at various executive positions at Unilever, including President and CEO of Elida Fabergé France and President and CEO of Chesebrough Pond’s USA.

Hugues de la Chevasnerie

Hugues de la Chevasnerie, age 39, became the Director of Burberry Fragrances in December 2006. Prior to joining Burberry Fragrances, Mr. Chevasnerie was from February 2002 the Vice President of International Marketing, Davidoff & Chloé, at Coty Inc. From 1994 to 2002, he held various positions at LVMH- Parfums Christian Dior, including Group Head for Men’s Perfumes from 1999 to 2002.

Frederic Garcia-Pelayo

Frederic Garcia-Pelayo, age 49, became the Director of the Luxury and Fashion division of Inter Parfums, S.A. in March 2005. He was previously the Director of Marketing and Distribution for Perfume and Cosmetics for Inter Parfums, S.A. and was named Executive Vice President in 2004. Previously Mr. Garcia-Pelayo was the Director of Export Sales of Inter Parfums, S.A. from September 1994. Prior to September 1994, Mr. Garcia-Pelayo was the Export Manager for Benetton Perfumes for seven (7) years.

Jack Ayer

Jack Ayer, age 58, was a French Market Sales Manager when he joined Inter Parfums, S.A. in 1989 and has been the Director of the French Market Sales for Inter Parfums, S.A. since 1999. Prior to 1989 Mr. Ayer spent 13 years as a brand representative for L'Oréal. Mr. Ayer left our company in May 2008.

Axel Marot

Axel Marot, age 34, was the Supply Chain Manager when he joined Inter Parfums, S.A. in 2003 and has been the Director of Operations for Inter Parfums, S.A. since January 2005. Prior to joining Inter Parfums, S.A., Mr. Marot was a Supply Chain Manager for Nestlé.

Andy Clarke

Henry B. “Andy” Clarke, age 47, was appointed as President of Inter Parfums USA, LLC – Specialty Retail Division in January 2008, which presently encompasses fragrance and personal care products produced for Gap, Banana Republic, New York & Company and Brooks Brothers. Mr. Clarke has been employed by our company since 2001. Prior to joining the Company Mr. Clarke had spent seventeen years in the beauty business in various capacities.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis, except for Messrs. Benacin, Cailliau, Heilbronn and Madar, who each filed one (1) Form 4 three (3) days late in December 2007.

Executive Compensation

References to the number of shares of our common stock have adjusted to take into account our 3:2 forward stock split in the nature of a 50% stock dividend to shareholders of record on May 15, 2008. As the result of such stock split, proportional adjustments have also been made to the exercise prices of options.

The following table sets forth a summary of all compensation awarded to, earned by or paid to, our Chief Executive Officer, our Chief Financial Officer, and each of the three most highly compensated executive officers of our Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our Company and its subsidiaries during fiscal years ended December 31, 2007, December 31, 2006 and December 31, 2005. For all compensation related matters disclosed in this Item 11, all amounts paid in euro have been converted to US dollars at the average rate of exchange in each year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Jean Madar, Chief Executive Officer	2007 2006 2005	400,000 400,000 400,000	100,000 -0- -0-	-0- -0- -0-	124,000 252,000 337,000	-0- -0- -0-	-0- -0- -0-	429,750 2,974,944 6,079,952	1 2 3	1,053,750 3,626,944 6,816,952

Russell Greenberg, Chief Financial Officer	2007 2006 2005	405,000 375,000 345,000	43,100 30,000 30,000	-0- -0- -0-	98,000 167,000 132,000	-0- -0- -0-	-0- -0- -0-	246,590 304,214 548,214	4 5 6	792,690 876,214 1,055,214

Philippe Benacin, President of Inter Parfums, Inc. and Chief Executive Officer of Inter Parfums, S.A.	2007 2006 2005	263,750 226,206 208,874	170,000 153,174 161,629	-0- -0- -0-	124,000 252,000 337,000	-0- -0- -0-	10,610 8,800 8,700	523,299 1,298,801 5,866,935	7 8 9	1,091,659 1,938,981 6,583,138

Philippe Santi, Executive Vice President and Director General Delegué, Inter Parfums, S.A.	2007 2006 2005	263,750 226,206 208,874	216,000 197,302 161,629	-0- -0- -0-	-0- 105,000 91,000	27,474 22,621 21,655	10,610 8,800 8,700	-0- 405,801 169,104	[10] [11] [12]	517,834 965,730 660,962

Frédéric Garcia-Pelayo, Director Export Sales, Inter Parfums, S.A.	2007 2006 2005	263,750 226,206 208,874	216,000 197,302 161,629	-0- -0- -0-	-0- 166,000 53,000	27,474 22,621 21,655	10,610 8,800 8,700	211,225 259,956 173,218	[13] [14] [15]	729,059 880,885 627,076

[1]	Consists of $429,750 realized upon the exercise of options.
[2]	Consists of $654,500 realized upon the exercise of options, and $2,320,444 realized on the exercise of options of Inter Parfums, S.A.
[3]	Consists of $6,079,952 realized upon the exercise of options.
[4]	Consists of $2,214 for automobile expenses and $166,590 realized upon exercise of options and $ 80,000 realized on the exercise of options of Inter Parfums, S.A.
[5]	Consists of $2,214 for automobile expenses and $235,000 realized upon exercise of options and $67,000 realized on the exercise of options of Inter Parfums, S.A.
[6]	Consists of $2,214 for automobile expenses and $467,000 realized upon exercise of options and $79,000 realized on the exercise of options of Inter Parfums, S.A.
[7]	Consists of lodging expenses of $82,422, $11,127 for automobile expenses, and $429,750 realized upon the exercise of options.
[8]	Consists of lodging expenses of $75,402, $8,797 for automobile expenses, $654,500 realized upon the exercise of options, and $560,102 realized on the exercise of options of Inter Parfums, S.A.
[9]	Consists of lodging expenses of $208,874, $10,613 for automobile expenses, $5,072,785 realized upon the exercise of options, and $574,663 realized upon exercise of options of Inter Parfums, S.A.
[10]	Consists of $0 realized on the exercise of options of Inter Parfums, S.A.
[11]	Consists of $405,801 realized on the exercise of options of Inter Parfums, S.A.
[12]	Consists of $169,104 realized on the exercise of options of Inter Parfums, S.A.
[13]	Consists of $211,225 realized on the exercise of options of Inter Parfums, S.A.
[14]	Consists of $259,956 realized on the exercise of options of Inter Parfums, S.A.
[15]	Consists of $173,218 realized on the exercise of options of Inter Parfums, S.A.

Compensation Discussion and Analysis

The Executive Compensation and Stock Option Committee oversee the compensation of the Company’s executives and administers the Company’s stock option plans. The members of such committee are Messrs. Heilbronn, Levy and Choël.

During 2007, the Executive Compensation and Stock Option Committee took action three (3) times by the execution of written consents in lieu of meetings.

In addition to the members of the Executive Compensation Committee, the following persons participated in discussions concerning executive compensation during 2007: Jean Madar, the Chairman of our Board of Directors and Chief Executive Officer; Philippe Benacin, a Director, President, and Chief Executive Officer of Inter Parfums, S.A., our company’s indirect French operating subsidiary; Russell Greenberg, an Executive Vice President, Chief Financial Officer and a Director; Philippe Santi, the Chief Financial Officer of Inter Parfums, S.A. Generally, Mr. Madar, the Chairman and Chief Executive Officer, takes the initiative and recommends executive compensation levels for executives in the United States, and Mr. Benacin, the Chief Executive Officer of Inter Parfums, S.A., takes the initiative and recommends for executive compensation levels for executives in Paris. Further, all cash compensation for each of Messrs. Benacin, Santi and Garcia-Pelayo’s are paid to them in euros by our French operating subsidiary, and all cash compensation for each of Messrs. Madar and Greenberg are paid from United States Operations. Also as a general rule, all executive officers have their compensation reviewed annually.

The objectives of our compensation program are designed to strike a balance between offering sufficient compensation to either retain existing or attract new executives on the one hand, and keeping compensation at reasonable levels on the other hand. Although our business is growing, as evidenced by our increased sales and growing portfolio of brand names, we do not have the resources comparable to the cosmetic giants in our industry, and accordingly cannot afford to pay excessive executive compensation. In furtherance of these objectives, our executive compensation packages generally include a base salary, as well as annual incentives tied to individual performance and long-term incentives tied to our operating performance. Further, Messrs. Madar and Benacin, in addition to being executive officers and directors are our largest shareholders, which aligns their interests with our shareholder base in keeping executive compensation at a reasonable level.

The following sets forth information regarding compensation and benefits provided to our Chief Executive Officer, Chief Financial Officer, each of the three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000. The executive officers being discussed for 2007 are: Jean Madar (the Chief Executive Officer), Russell Greenberg (the Chief Financial Officer), and Philippe Benacin, Philippe Santi and Frederic Garcia-Pelayo (the three highly compensated officers).

Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

As stated above, Mr. Madar, the Chairman and Chief Executive Officer, takes the initiative and recommends executive compensation levels for executives in the United States, and Mr. Benacin, the President of Inter Parfums, S.A., takes the initiative and recommends for executive compensation levels for executives in Paris.

Mr. Madar, the Chief Executive Officer, did not receive an increase in his base salary of $400,000.

Upon recommendation of our Chairman and Chief Executive Officer, the Executive Compensation and Stock Option Committee determined to increase the base salary of Mr. Greenberg, the Chief Financial Officer, by $30,000 from $375,000 to $405,000, an 8% increase. Mr. Greenberg has received the same salary increase of $30,000 for the past three years.

Upon the recommendation of Mr. Benacin, the base salaries of Mr. Philippe Santi, the Chief Financial Officer of Inter Parfums, S.A., and Mr. Frederic Garcia-Pelayo, were each increased from 180,000 euros in 2006 to 192,000 euros in 2007, a 6.67% increase. Likewise, Mr. Benacin’s base compensation was increased to from 180,000 euros in 2006 to 192,000 euros in 2007.

In February 2005 we entered into an employment agreement with Marcella Cacci to act as the President of Burberry Fragrances, a division of Inter Parfums, S.A. for a three year period. As a negotiated term of her employment agreement, United States operations paid her compensation, although she was residing and working in Paris for Burberry Fragrances, a division of Inter Parfums, S.A. Ms. Cacci was terminated without cause, and for 2006 her pro-rated based salary was $208,200. In 2007 Mr. Hugues de la Chevasnerie became the Director, Burberry Fragrances. His base salary for 2007 was set at 150,000 euros.

After a thorough review, the Chairman of the Board determined that the base salaries paid to such executives were fair in the view of their responsibilities, length of service with us, performance and compensation levels to peers, as to which the Executive Compensation and Stock Option Committee concurs.

Bonus Compensation/ Annual Incentives

As the result of their efforts in increasing the profitability of our company, bonuses were awarded as follows. For European operations, each of Messrs. Santi and Garcia-Pelayo received a cash bonus of $ 216,000 (157,000 euros) and Mr. Benacin received a cash bonus of $170,000 (124,000 euros). For United States operations, Mr. Greenberg received a cash bonus of $43,100. In order for Mr. Madar to receive a cash bonus, United States operations has to achieve after tax profit target. In 2007, based upon such targets, our Chief Executive Officer has earned a $100,000 cash bonus. The Executive Compensation Committee has determined to use the same after tax profit target for our company’s United States operations to calculate Mr. Madar’s bonus for 2008.

Long Term Incentives

The long-term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying shares of our common stock on the date of grant, and terminate on or shortly after severance of the executive’s relationship with us. Unless the market price of our common stock increases, corporate executives will have no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increasing our overall performance. In addition, Inter Parfums, S.A. maintains a profit sharing plan for its employees. We believe that enhanced executive incentives which result in increased corporate performance tend to build company loyalty. As a general rule, the number of options granted is determined by several factors, both individual and company operating results for the past year, as well as past option grants to such executives.

During 2007 and in early 2008, upon the recommendation of the company’s Chief Executive Officer, the Executive Compensation and Stock Option Committee granted options to purchase a total of 28,250 shares our common stock to each of Jean Madar and Philippe Benacin, 22,500 shares to Mr. Greenberg, and 12,750 to each of Messrs. Santi and Garcia-Pelayo, all at the fair market value on the date of grant. Such option grants were reduced from 2006, when Messrs. Madar and Benacin received options to purchase 60,000 shares, Mr. Greenberg received options to purchase 37,500 shares, and Messrs. Santi and Garcia-Pelayo each received options to purchase 7,500 shares. In addition, we discontinued all option grants of shares of our majority owned subsidiary, Inter Parfums, S.A. We typically grant nonqualified stock options with a term of 6 years that vest ratably over a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant. Further, as reported above, options granted to French employees under the recent technical amendment to our stock option plan, have a term of 6 years, and vest 4 years after the date of grant.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period matches the service period with the potential benefits of the option.

Under our stock option plan, non-qualified stock options granted to executives terminate immediately upon the executive’s termination of association with our company. This termination provision coupled with vesting may reduce certain benefits afforded to an executive when an executive officer leaves our employ.

Our company has not in the past routinely granted options to executive officers of Inter Parfums, S.A. other than Mr. Benacin and Mr. Santi, but rather such grants are handled on a case by case basis each year. Commencing in early 2008, after the technical amendments to our plan were passed in February 2008, we granted options to employees of Inter Parfums, S.A. to avoid diluting our ownership interest in Inter Parfums, S.A. We intend to continue this practice in the future to avoid further dilution.

Over the past few years as our company has grown and the market price or our common stock has increased, Messrs. Madar and Benacin have realized substantial compensation as the result of the exercise of their options. As the two executives most responsible for continued growth and success of our company, the Committee believes the granting of options is an appropriate tool to tie a substantial portion of their compensation to the success of our company and is completely warranted.

In addition, Inter Parfums, SA maintains its own profit sharing plan and a relatively small pension plan, which provide long term benefits to the executive officers of our European operations.

The actual compensation realized as the result of the exercise of options, as well as the future potential of such rewards, are powerful incentives for increased individual performance, and ultimately increased company performance. In view of the fact that these executive officers contribute significantly to our profitable operations, the Executive Compensation and Stock Option Committee believes these incentives to be fair to these executive officers and to our shareholders.

Conclusion

The Executive Compensation and Stock Option Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of our executives to achieve a high rate of growth and profitability, which management believes will result in a substantial increase in value to our shareholders.

Francois Heilbronn
Jean Levy and
Patrick Choël

Plan Based Awards

The following table sets certain information relating to each grant of an award made to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year. In addition, in connection with the grant of options to employees of Inter Parfums, S.A. in February 2008, options were granted to the executive officers as presented in this table.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)

Jean Madar	12/26/07	-0-	-0-	-0-	-0-	-0-	-0-	-0-	28,500	12.577
Jean Madar	2/14/08	-0-	-0-	-0-	-0-	-0-	-0-	-0-	13,875	11.297
Russell Greenberg	12/26/07	-0-	-0-	-0-	-0-	-0-	-0-	-0-	22,500	12.577
Philippe Benacin	12/26/07	-0-	-0-	-0-	-0-	-0-	-0-	-0-	28,500	12.577
Philippe Benacin	2/14/08	-0-	-0-	-0-	-0-	-0-	-0-	-0-	13,875	11.297
Philippe Santi	2/14/08	-0-	-0-	-0-	-0-	-0-	-0-	-0-	12,750	11.297
Frédéric Garcia-Pelayo	2/14/08	-0-	-0-	-0-	-0-	-0-	-0-	-0-	12,750	11.297

As discussed above, we typically grant nonqualified stock options with a term of 6 years that vest ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant. Further, as reported above, options granted to French employees under the recent technical amendment to our stock option plan, have a term of 6 years, and vest 4 years after the date of grant.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period matches the service period with the potential benefits of the option.

Options were granted in February 2008 after the technical amendments to our 2004 Stock Option Plan to comply with certain provisions of French law.

Outstanding Equity Awards At Fiscal Year-End

The following table sets certain information relating to outstanding equity awards in our company held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Jean Madar	75,000		-0-	15.367	12/30/08
	75,000		-0-	10.260	12/09/09
	75,000		-0-	9.967	04/19/10
	12,000		-0-	13.103	12/14/12
		48,000	-0-	13.103	12/14/12
		28,500	-0-	12.577	12/26/13
		13,875	-0-	11.297	2/13/14

Russell Greenberg	27,000		-0-	15.367	12/30/08
	37,500		-0-	10.260	12/09/09
	37,500		-0-	9.967	04/19/10
	7,500		-0-	13.103	12/14/12
		30,000	-0-	13.103	12/14/12
		22,500	-0-	12.577	12/26/13

Philippe Benacin	75,000		-0-	15.367	12/30/08
	75,000		-0-	10.260	12/09/09
	75,000		-0-	9.967	04/19/10
	12,000		-0-	13.103	12/14/12
		48,000	-0-	13.103	12/14/12
		28,500	-0-	12.577	12/26/13
		13,875	-0-	11.297	2/13/14

Philippe Santi	11,250		-0-	5.233	01/23/08
	15,000		-0-	16.827	02/12/09
	11,250		-0-	10.260	12/09/09
	11,250		-0-	9.967	04/19/10
	1,500		-0-	13.103	12/14/12
		6,000	-0-	13.103	12/14/12
		12,750	-0-	11.297	2/13/14

Frédéric Garcia-Pelayo	1,500		-0-	13.103	12/14/12
		6,000	-0-	13.103	12/14/12
		12,750	-0-	11.297	2/13/14

As discussed above, we typically grant nonqualified stock options with a term of 6 years that vest ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant. Further, as reported above, options granted to French employees under the recent technical amendment to our stock option plan, have a term of 6 years, and vest 4 years after the date of grant.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period matches the service period with the potential benefits of the option.

Options were granted in February 2008 after the technical amendments to our 2004 Stock Option Plan to comply with certain provisions of French law.

The following table sets certain information relating to outstanding equity awards granted by Inter Parfums, S.A. held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OF INTER PARFUMS, S.A.

		Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (euros)	Option Expiration Date
Jean Madar		13,310	16.60	08/26/09
		18,634	24.30	03/25/10
		13,310	22.70	05/26/11
		12,100	28.90	06/01/12

Russell Greenberg	3,627		17.50	04/26/08
	2,928		10.10	08/26/09
		1,198	16.60	08/26/09
		1,065	24.30	03/25/10
		1,331	22.70	05/26/11
		968	28.90	06/01/12

Philippe Benacin	5,515		10.10	08/26/09
		13,310	16.60	08/26/09
		18,634	24.30	03/25/10
		13,310	27.70	05/26/11
		12,100	28.90	06/01/12

Philippe Santi	9,664		10.10	08/26/09
		6,655	16.60	08/26/09
		9,584	24.30	03/25/10
		7,986	22.70	05/26/11
		7,260	28.90	06/01/12

Frédéric Garcia-Pelayo	6,669		10.10	08/26/09
		6,655	16.60	08/26/09
		9,584	24.30	03/25/10
		7,986	22.70	05/26/11
		7,260	28.90	06/01/12

Option Exercises and Stock Vested

The following table sets forth certain information relating to each option exercise effected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments of our company during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean Madar[2]	75,000	429,750	-0-	-0-
Russell Greenberg	27,000	166,590	-0-	-0-
Philippe Benacin[2]	75,000	429,750	-0-	-0-
Philippe Santi	-0-	-0-	-0-	-0-
Frédéric Garcia-Pelayo	-0-	-0-	-0-	-0-

[Footnotes from table above]

1 Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option, or the fair market value of the net amount of shares received upon exercise of options.
2 In December 2007 both the Chief Executive Officer and the President exercised an aggregate of 150,000 outstanding stock options of the Company’s common stock. The aggregate exercise prices of $0.8 million in 2007, were paid by them tendering to the Company in 2007 an aggregate of 72,429 of the Company’s common stock, previously owned by them, valued at fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from treasury stock of the Company. In addition, the Chief Executive Officer tendered in 2007 an additional 9,698 shares, respectively, for payment of certain withholding taxes resulting from his option exercise.

The following table sets forth certain information relating to each option exercise effected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the past fiscal year, of Inter Parfums, S.A., for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Jean Madar	17,303	743,669	-0-	-0-
Jean Madar	17,577	755,444	-0-	-0-
Jean Madar	19,110	821,331	-0-	-0-

Russell Greenberg	1,841	67,000	-0-	-0-

Philippe Benacin	6,027	274,388	-0-	-0-

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Philippe Benacin	6,263	285,714	-0-	-0-

Philippe Santi	4,000	181,970	-0-	-0-
Philippe Santi	497	21,236	-0-	-0-
Philippe Santi	4,729	202,595	-0-	-0-

Frédéric Garcia-Pelayo	363	15,410	-0-	-0-
Frédéric Garcia-Pelayo	400	17,086	-0-	-0-
Frédéric Garcia-Pelayo	5,000	227,463	-0-	-0-

[Footnotes from table above]

1 Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

Pension Benefits

The following table sets forth certain information relating to payment of benefits following or in connection with retirement during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jean Madar	NA	NA	-0-	-0-
Russell Greenberg	NA	NA	-0-	-0-
Philippe Benacin	Inter Parfums SA Pension Plan	NA	91,763	10,610
Philippe Santi	Inter Parfums SA Pension Plan	NA	91,763	10,610
Frédéric Garcia-Pelayo	Inter Parfums SA Pension Plan	NA	91,763	10,610

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Employment Agreements

As part of our acquisition in 1991 of the controlling interest in Inter Parfums, S.A., now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. For 2008 Mr. Benacin presently receives an annual salary of €201,600 (approximately $292,300), plus annual lodging expenses of €60,000 (approximately $87,000) and automobile expenses of €8,100 (approximately $11,745), which are subject to increase in the discretion of the Board of Directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

Compensation of Directors

The following table sets forth certain information relating to the compensation for each of our directors who is not an executive officer of our Company named in the Summary Compensation Table for the past fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[8]	Total ($)
Francois Heilbronn[1]	12,000	-0-	5,180	-0-	-0-	9,400	26,580
Joseph A. Caccamo [2]	8,000	-0-	20,720	-0-	-0-	-0-	28,720[9]
Jean Levy[3]	12,000	-0-	5,180	-0-	-0-	-0-	17,180
Robert Bensoussan- Torres[4]	4,000	-0-	5,180	-0-	-0-	-0-	9,180
Jean Cailliau[5]	8,000	-0-	5,180	-0-	-0-	9,400	22,580
Serge Rosinoer[6]	2,000	-0-	2,590	-0-	-0-	11,590	16,180
Patrick Choël[7]	12,000	-0-	5,180	-0-	-0-	-0-	17,180

1.	As of the end of the last fiscal year, Mr. Heilbronn held options to purchase an aggregate of 6,000 shares of our common stock.

2.     As of the end of the last fiscal year, Mr. Caccamo held options to purchase an aggregate of 24,000 shares of our common stock, 12,000 of which are held as nominee for his present firm and 12,000 of which are held as nominee for his former employer. Mr. Caccamo disclaims beneficial ownership of such options.
3.     As of the end of the last fiscal year, Mr. Levy held options to purchase an aggregate of 7,500 shares of our common stock.
4.     As of the end of the last fiscal year, Mr. Bensoussan-Torres held options to purchase an aggregate of 7,500 shares of our common stock.
5.     As of the end of the last fiscal year, Mr. Cailliau held options to purchase an aggregate of 6,000 shares of our common stock.
6.     As of the end of the last fiscal year, Mr. Rosinoer held options to purchase an aggregate of 6,000 shares of our common stock.
7.     As of the end of the last fiscal year, Mr. Choël held options to purchase an aggregate of 4,500 shares of our common stock.
8.     Represents the difference between the exercise price of the option and the fair market value of the underlying common stock on the date of exercise.
9.     Does not include $191,000 paid for legal fees and expenses to Mr. Caccamo’s law firm.

Throughout 2007, all nonemployee directors received $2,000 for each board meeting at which they participate. Mr. Caccamo’s board fees were paid to his law firm. In addition, all members of the Audit Committee receive an additional annual fee $4,000 on January 1 of each year in which they serve on the Audit Committee.

We maintain stock option plans for our nonemployee directors. The purpose of these plans is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our Company. Under such plans, options to purchase 1,500 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date. The options granted to Mr. Caccamo were reduced from 6,000 shares to 1,500 shares commencing on February 1, 2008, in return for an increase of $1,575 per month ($18,900 on an annualized basis) in legal fees payable to his firm. Options to purchase 3,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.

On February 1, 2008, options to purchase 1,500 shares were granted to each of Francois Heilbronn, Joseph A. Caccamo, Jean Levy, Robert Bensoussan-Torres, Jean Cailliau, and Patrick Choël, and an option to purchase 750 shares was granted to Serge Rosinoer, all at the exercise price of $11.413 per share under the 2004 plan. Such options vest ratably over a 4 year period. The options held by Mr. Caccamo are held as nominee for his law firm.

Equity Compensation Plan Information

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,206,000	12.287	1,178,294
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	1,206,000	12.287	1,178,294

Certain Relationships And Related Transactions

Transactions with French Subsidiaries

In connection with the acquisitions by our subsidiary, Inter Parfums, S.A., of the world-wide rights under the Burberry license agreement and the Paul Smith license agreement, we guaranteed the obligations of Inter Parfums, S.A. under the Burberry and Paul Smith license agreements. In addition, Inter Parfums, S.A. has agreed to reimburse us for the compensation expense attributed to a former French executive officer, and vested options which are granted to French employees under the recent amendment to our stock option plan.

Option Exercise Paid With Tender of Shares

In December 2007 both the Chief Executive Officer and the President exercised an aggregate of 150,000 outstanding stock options of the Company’s common stock. The aggregate exercise prices of $0.8 million in December 2007, were paid by them tendering to the Company in December 2007 an aggregate of 72,429 of the Company’s common stock, previously owned by them, valued at fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from treasury stock of the Company. In addition, the Chief Executive Officer tendered in 2007 an additional 9,698 shares for payment of certain withholding taxes resulting from his option exercise.

Remuneration of Counsel

Joseph A. Caccamo, a director, is a shareholder of the law firm of GrayRobinson, P.A., our general counsel. During 2007, we paid GrayRobinson, P.A. $191,000 for their services and reimbursement of disbursements incurred on our behalf.

On February 1, 2008, options to purchase 1,500 shares were granted to Joseph A. Caccamo at the exercise price of $11.413 per share under the 2004 plan. Such option vests ratably over a 4 year period. The options held by Mr. Caccamo are held as nominee for his law firm. The options granted to Mr. Caccamo were reduced from 6,000 share grants of prior years to 1,500 shares commencing on February 1, 2008, in return for an increase of $1,575 per month ($18,900 on an annualized basis) in legal fees payable to his firm.

Procedures for Approval of Related Person Transactions

Transactions between related persons, such as between an executive officer or director and our company, or any company or person controlled by such officer or director, are required to be approved by our Audit Committee of our Board of Directors. Our Audit Committee Charter contains such explicit authority, as required by the applicable rules of The Nasdaq Stock Market.

AUDIT COMMITTEE REPORT

The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by the Company which prepare or issue an audit report for the Company. During fiscal year ended December 31, 2007, the Audit Committee consisted of Messrs. Heilbronn, Levy and Choël.

The Audit Committee does not have a member who is an “Audit Committee Financial Expert” as such term is defined under the applicable rules and regulations. However, as the result of the background, education and experience of the members of the Audit Committee, the Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

Management is responsible for our company’s internal controls and our financial reporting process. The independent registered public accounting firm we employ, Mazars, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon, as well as, issuing its report on its audit of our management’s assessment of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. In addition, Mazars LLP discussed with the Audit Committee the results of its audit on management’s assessment of internal controls over financial reporting. The Audit Committee also discussed with Mazars LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Mazars LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with Mazars LLP that firm’s independence.

Based upon the Audit Committee’s discussions with management and Mazars LLP and the Audit Committee’s review of the representations of management and the report of Mazars LLP to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements and management’s report on internal control over financial reporting, together with the attestation report of Mazars LLP in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Francois Heilbronn, Chairman
Jean Levy
Patrick Choël

INDEPENDENT ACCOUNTANTS

 General

We are not submitting the selection of auditors to a vote of our shareholders’ as shareholder approval is not required under Delaware law. A representative of Mazars LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

  On October 15, 2004 Mazars LLP was engaged as the principal accountants to audit the financial statements of Inter Parfums, Inc. The decision to engage Mazars LLP was approved by our audit committee.

Fees

The following sets forth the fees billed to us by Mazars LLP, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2006 and December 31, 2007.

Audit Fees

During 2007 the fees billed by Mazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $667,000. During 2006 the fees billed by Mazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $588,000.

Audit-Related Fees

Mazars billed us $25,000 for audit related fees during 2007 and $22,000 during 2006.

Tax Fees

Mazars LLP did not bill us for tax services during 2007 or 2006.

All Other Fees

Mazars LLP did not bill us for any other services during 2007 or 2006.

Audit Committee Pre Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent accountants, who prepare or issue an audit report for us.

During the first quarter of 2007 the audit committee authorized the following non-audit services to be performed by Mazars LLP.

•	We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2007.

•
We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, of up to a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2007. If we require further tax services from Mazars LLP, then the approval of the audit committee must be obtained.

•
If we require other services by Mazars LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.

•	None of the non-audit services of either of the Company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

In February 2008, the audit committee authorized the same non-audit services to be performed by Mazars LLP as disclosed above, except that it placed a cap of $100,000 on the fees that Mazars can charge for services on an expedited basis that are approved by the Chairman without obtaining full audit committee approval.

PROPOSAL NO. 2:

PROPOSAL TO ADOPT AN AMENDMENT TO
THE COMPANY’S
2004 STOCK OPTION PLAN

General

On March 26, 2004, our board of directors adopted the 2004 Stock Option Plan (the “2004 Plan”) and on August 6, 2004, our shareholders approved the 2004 Plan. A copy of the 2004 Plan is included as Exhibit A to this Proxy Statement.

At the annual meeting we will ask our stockholders to approve an amendment to our company’s 2004 Plan. The amendment makes certain technical changes that are necessary in order to permit certain tax benefits under the laws of France to accrue to employees of Inter Parfums, S.A., our majority-owned indirect French operating subsidiary, for options that are granted under this amendment to the 2004 Plan. A copy of this amendment is included as Exhibit B to this proxy statement. This amendment does not increase the number of options that can be granted under the 2004 Plan. In addition, Inter Parfums, S.A. has agreed to reimburse us for the compensation expense attributed to vested options which are granted to French employees under this amendment to our 2004 Plan.

The following is a summary of the 2004 Plan as changed by this amendment, which is qualified in its entirety by the specific language of this amendment and the 2004 Plan.

Under the 2004 Plan, “incentive stock options” within the meaning of Section 442A of the Internal Revenue Code of 1986, as amended, may be granted to key employees, including officers and directors who are employees, and nonqualified stock options and/or stock appreciation rights (“SARs”) may be granted to key employees, officers, directors and consultants, of the company and its present and future subsidiaries to purchase shares of our common stock. However, this amendment only applies to any option holder who is or may become subject to French tax (i.e. income tax and/or social security tax) on options granted under the 2004 Plan. Certain options holders who are subject to French tax are not permitted to receive option grants under this amendment, as will be discussed later.

The purpose of the 2004 Plan and the amendment is to aid us in attracting and retaining key employees, directors and consultants and to secure for us the benefits of the incentive inherent in equity ownership by such persons who are responsible for our continuing growth and success. Accordingly, our board of directors unanimously recommends that shareholders approve this amendment to the 2004 Plan.

Shares Subject to the 2004 Plan

When adopted, the maximum number of shares as to which options may be granted under the 2004 Plan was 1,000,000 shares of common stock, which was adjusted under the terms of the 2004 Plan to 1,500,000 shares in order to take into account our 3:2 forward stock split in the nature of a 50% stock dividend to shareholders of record on May 15, 2008. (Other adjustments required under the 2004 Plan are described below). Upon expiration, cancellation or termination of unexercised options, the shares with respect to which such options shall have been granted will again be available for grant under the 2004 Plan. However, this amendment does not increase the number of options that can be granted under the 2004 Plan.

Administration

The 2004 Plan provides that it is administered by our board of directors, or if appointed, by a stock committee of the board consisting of at least two (2) non-employee members of our board of directors, none of whom is eligible to participate under the 2004 Plan. A committee of our board of directors consisting of Messrs. Francois Heilbronn, Jean Levy and Patrick Choël presently administer the 2004 Plan. This amendment does not have any effect upon the composition of such committee.

Eligibility

This amendment only applies to any option holder who is or may become subject to French income or social security taxes on options granted under the 2004 Plan. Generally, this would apply to options granted to employees of Inter Parfums, S.A., our majority-owned indirect French operating subsidiary, under this amendment to the 2004 Plan. However, any person who owns directly or indirectly more than 10% of the outstanding shares of common stock of our company and any member of the Committee are disqualified from receiving grants under this amendment to the 2004 Plan.

Grants of Options

The committee has the authority under the 2004 Plan to determine the terms of options and/or SARs granted under the 2004 Plan, including, among other things, whether an option shall be an incentive or a nonqualified stock option, the individuals who shall receive them, whether an SAR shall be granted separately, in tandem with or in addition to options, the number of shares to be subject to each option and/or SAR, the date or dates each option or SAR shall become exercisable and the exercise price or base price of each option and SAR; provided, however, that the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common stock on the date of grant and not less than 110% of the fair market value in the case of an optionee who at the time of grant owns more than 10% of the total combined voting power of the company, or of any subsidiary or parent of the company.

The committee may grant performance based options or SARs intended to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Section 4(b) of the 2004 Plan provides that in any year, our chief executive officer or any of the four most highly compensated executive officers may not be granted performance options or SAR’s covering a total of more than 150,000 shares of our common stock, subject to adjustment in the event of a stock dividend, stock split or the like.

In addition the 2004 Plan provides that our Chief Executive Officer has the right to authorize option and SAR grants to employees who are not executive officers or directors.

Under this amendment, generally the exercise price for options shall be determined on the date of grant, and shall not be lower than 95% of the average trading price during the past 20 trading days.

Terms and Conditions of Options (Not Granted Under this Amendment)

The options and SARs to be granted under the 2004 Plan will be subject to, among other things, the following terms and conditions:

(a) Options and SARs may be granted for terms determined by the committee, provided, however, that the term of an incentive stock option may not exceed ten (10) years, and in the case of an optionee who at the time of grant owns more than ten percent (10%) of the combined voting power of our company, or of any subsidiary or parent of our company, the term of an incentive option may not exceed five (5) years.

(b) Options are payable in full upon exercise or, in the discretion of the committee, installments. Payment of the exercise price of an option may be made, in the discretion of the committee, in cash, in shares of common stock or any combination thereof.

(c) Options and SARs may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the employee’s lifetime only by him or her.

(d) If the employment of the holder of an incentive option is terminated for any reason other than death or a permanent and total disability, then the incentive option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three (3) months thereafter, but in no event after expiration of then term of the incentive option. However, if such employment was terminated either for cause or without our consent, then such option shall terminate immediately. All nonqualified stock options or SARs granted shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR for any reason other than the death or permanent and total disability of such holder.

(e) In the case of the death or disability of the holder of an option and/or SAR while employed (or death within three (3) months after termination of employment), his or her legal representative or beneficiaries may exercise the option, within twelve (12) months after the date of such death or disability, but in no event after the expiration of the term of the option and/or SAR.

(f) The holder is required to pay to us the amount which we determine is necessary to meet our obligation to withhold federal, state and local taxes incurred by reason of the exercise of a nonqualified stock option or the disqualifying disposition of shares acquired upon the exercise of an incentive stock option.

Options Granted Under This Amendment

Options granted under this amendment to French employees only vest and become exercisable on the day following the fourth anniversary of the date of grant. In addition, options granted under this amendment may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the employee’s lifetime only by him or her. Likewise, shares purchased upon exercise of options granted under this amendment may not be sold or otherwise disposed of before the day following the fourth anniversary of the date of grant.

The restrictions on sales of shares acquired on exercise of options granted under this amendment to the 2004 Plan do not apply in the case of:

● death or disability;

● dismissal of an option holder if the option holder exercised his/her options at least 3 months prior to receipt of notice of dismissal; and

● retirement of the option holder if the option holder exercised his options at least 3 months prior to the date of termination of his/her employment contract.

The sales restrictions will only apply to the extent that they would not impose a restriction on resale of the shares for a period of more than three years from the date of exercise of the option.

If an option holder dies, then his/her options must be exercised by the option holder’s heirs (if at all) within six months of the date of death after which the options will expire.

Notwithstanding that the 2004 Plan provides for termination of a nonqualified stock option simultaneously with the termination of association of an option holder with our company and its subsidiaries, the Committee has the authority to determine in its discretion whether and under what conditions options granted under this amendment will terminate upon the option holder leaving our company or its subsidiaries, and to waive any such condition. In addition, the Committee also has the authority in its absolute discretion, after due regard to the option holder’s personal circumstances, to lift the sales restrictions.

Option Contracts

Each option and/or SAR will be evidenced by a written contract between our company and the employee receiving the grant. Such contract may provide, among other things, that (a) the holder agrees to remain in our employ or a subsidiary, at our election, for the later of (i) the period of time determined by the committee at or before the time of grant or (ii) the date to which he is then contractually obligated to remain associated with our company or a subsidiary, and (c) the optionee will notify us of any disqualifying disposition of shares acquired pursuant to the exercise of an incentive stock option and pay any required withholding or other tax. Options granted under this amendment are also to be evidenced by a written contract.

Adjustment in Event of Capital Changes

Appropriate adjustments shall be made in the number and kind of shares available under the 2004 Plan, in the number and kind of shares subject to each outstanding option and SAR and in the exercise prices and base prices thereof in the event of any change in our common stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

This amendment contains similar requirements for appropriate adjustments.

Duration and Amendment of the 2004 Plan

No option may be granted pursuant to the 2004 Plan after March 25, 2014. Our board of directors may at any time terminate or amend the 2004 Plan; provided, however, that without the approval of our shareholders, no amendment may be made which would (a) increase the maximum number of shares available for the grant of options (except the anti-dilution adjustments described above), (b) otherwise materially increase the benefits accruing to participants under the 2004 Plan or (c) change the eligibility requirements for employees who may receive options.

Federal Income Tax Treatment

The following is a general summary of the federal income tax consequences under current tax law of incentive stock options, nonqualified stock options and SARs which are not granted to French employees under this amendment. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

An optionee will not recognize taxable income for federal income tax purposes upon the grant of an incentive stock option, a nonqualified stock option or an SAR.

In the case of an incentive stock option, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option more than two (2) years after the date of grant and more than one (1) year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and we will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, a portion of his or her gain will be treated as ordinary income and we will generally be entitled to deduct such amount.

Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and we generally are entitled to a deduction for such amount of the date of exercise so long as we properly withhold income taxes thereon. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss.

In the case of an SAR, the optionee recognizes ordinary income and we may deduct an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the exercise date over the base price thereof.

Net capital gains (net long term less net short term gains) can be taxed at substantially lower marginal rates, depending upon the length of time the shares are held, as compared to ordinary income.

In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee’s regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price therefor is a tax preference item. In addition, the optionee’s basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option preference) is allowed as a credit against the optionee’s regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Certain Limitations on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a publicly held corporation a deduction for compensation in excess of $1 million per year paid to the chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer). Accordingly, the deduction limitation of Section 162(m) of the Internal Revenue Code applies to all grants under the 2004 Plan. However, an exception to the deduction limitation of Section 162(m) applies to certain performance-based compensation. We believe that options and SARs granted under the 2004 Plan should qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

2004 Plan Grants, Benefits And Additional Information

On February 14, 2008, we granted options to purchase a total of 126,750 shares under this amendment to our 2004 Plan to certain of our French employees, exercisable at $11.297 per share, the fair market value on the date of grant. Such options have a term of 6 years, vest 4 years after the date of grant and are contingent upon our shareholders approval of this amendment.

The following table sets forth certain information relating to all stock option grants made on February 14, 2008 under this amendment to our 2004 Plan to our Chief Executive Officer, each of the executive officers named in the Summary Compensation Table above, all current executive officers as a group, all current directors who are not executive officers as a group and all current employees who are not executive officers as a group. The closing price per share of our company’s common stock as reported by The Nasdsaq Stock Market as of June 2, 2008 was $16.69.

NAME AND POSITION	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (#)
Jean Madar, Chief Executive Officer	-0-

Russell Greenberg, Executive Vice President and Chief Financial Officer	-0-

Philippe Benacin, Chief Executive Officer of Inter Parfums, S.A.	-0-

Philippe Santi, Executive Vice President and Director General Delegué, Inter Parfums, S.A.	12,750

Frédéric Garcia-Pelayo, Director of the Luxury and Fashion division of Inter Parfums, S.A.	12,750

All current executive officers as a group[1]	38,250

All current directors who are not executive officers as a group	-0-

All employees (including officers who are not executive officers) as a group	88,500

Vote Required and Board of Directors’ Recommendation

The approval of this proposal will require the affirmative vote of a majority of the total number of votes of outstanding shares of our common stock present in person or represented by proxy at this annual meeting and entitled to vote. In determining whether approval of this proposal has received the requisite number of affirmative votes, uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes. Affiliates of our company informed us that they will vote FOR approval of this proposal.

Our board of directors unanimously recommends that shareholders vote for approval of this proposal.

1 The following additional French Executive Officers received the following option grants under this amendment: Hugues de la Chevasnerie - 7,500 shares and Axel Marot - 5,250 shares.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2009 annual meeting of shareholders must be received in writing by the Secretary of our company at our principal offices in New York City, by February 20, 2009, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2008 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between April 23, 2009, and May 23, 2009; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our board of directors

Michelle Habert, Secretary

Exhibit A

2004 STOCK OPTION PLAN
OF
INTER PARFUMS, INC.

1. Purposes of The Plan. This stock option plan (the "Plan") is designed to provide an incentive to key employees, officers, directors and consultants of Inter Parfums, Inc., a Delaware corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 17 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and stock appreciation rights ("SARs").

2. Shares Subject To The Plan. The aggregate number of shares of Common Stock, $.001 par value per share, of the Company ("Common Stock") for which options or SARs may be granted under the Plan shall not exceed 1,000,000. Such shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 14, any shares subject to an option or SAR which for any reason expire, are canceled or are terminated unexercised (other than those which expire, are canceled or terminated pursuant to the exercise of a tandem SAR or option) shall again become available for the granting of options or SARs under the Plan. The number of shares of Common Stock underlying that portion of an option or SAR which is exercised (regardless of the number of shares actually issued) shall not again become available for grant under the Plan.

3. Administration Of The Plan.

(a) The Plan shall be administered by the Board of Directors, or if appointed, by a committee consisting of not less than two (2) members of the Board of Directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission. (The group administering the plan is referred to as the “Committee”). The failure of any of the Committee members to qualify as a non-employee director shall not otherwise affect the validity of the grant of any option or SAR, or the issuance of shares of Common Stock otherwise validly issued upon exercise of any such option. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

(b) Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the individuals who shall receive options and SARS; the times when they shall receive them; whether an option shall be an incentive or a nonqualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the optionee's exercise of an SAR; whether to require that the optionee remain in the employ of the Company or its Subsidiaries for a period of time from and after the date the option or SAR is granted to him; the amount necessary to satisfy the Company's obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option or SAR and to waive any such restriction; to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Contract (as described in Paragraph 12), including without limitations, contingencies relating to financial objectives (such as earnings per share, cash flow return, return on investment or growth in sales) for a specified period for the Company, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

(c) Subject to the express provisions of the Plan and solely with respect to employees of the Company who are not executive officers or directors of the Company, the Committee hereby delegates to the Chief Executive Officer, and to act in place and on behalf of the Committee, the authority to grant nonqualified options and SARs to such employees; to determine the term of such nonqualified options and SARs; to determine whether an option or SAR shall be exercisable in whole, in part or in installments; to determine whether to require that the optionee remain in the employ of the Company or its Subsidiaries for a period of time from and after the date the option or SAR is granted to him; and to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Contract (as described in Paragraph 12). Any such action by the Chief Executive Officer shall be promptly reduced to writing and provided to the Committee.

4. Eligibility.

(a) The Committee may, consistent with the purposes of the Plan, grant incentive stock options to key employees (including officers and directors who are employees) and nonqualified stock options and/or SARs to key employees, officers, directors and consultants of the Company or any of its Subsidiaries from time to time, within ten (10) years from the date of adoption of the Plan by the Board of Directors, covering such number of shares of Common Stock as the Committee may determine; provided, however, that the aggregate market value (determined at the time the stock option is granted) of the shares for which any eligible person may be granted incentive stock options under the Plan or any plan of the Company, or of a Parent or a Subsidiary of the Company which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Any option (or portion thereof) granted in excess of such amount shall be treated as a nonqualified stock option.

(b) Notwithstanding any other provision of the Plan, if the Committee determines that at the time a person is granted an option or SAR, such person is then, or is likely to become, a Covered Person (as hereinafter defined), then the Committee may provide that this Section 4(b) is applicable to such grant.

(i) Notwithstanding any provision of this Plan, no person eligible to receive a grant of an option or SAR under this Plan shall be granted options to purchase or an SAR in excess of 100,000 shares of common stock in any one fiscal year. Such 100,000 maximum number shall be appropriately adjusted for stock splits, stock dividends and the like.

(ii) Notwithstanding any provision of this Plan, the exercise price for all options and the base price for all SARs to be granted under the Plan, shall not be less than the fair market value of the Common Stock at the time of grant.

(iii) The term “Covered Person” shall mean a “covered employee” within the meaning of Code Section 162(m)(3) or any successor provision thereto.

5. Exercise Price And Base Price.

(a) The exercise price of the shares of Common Stock under each option and the base price for each SAR shall be determined by the Committee; provided, however, in the case of an incentive stock option, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date of grant, and further provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price shall not be less than 110% of the fair market value of the Common Stock subject to the option at the time of the granting of such option.

(b) The fair market value of the Common stock on any day shall be (a) if the principal market for the Common stock is a national securities exchange, the average between the high and low sales prices of the Common stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, then the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, then the average between the highest bid and lowest asked prices for the Common Stock on such day on NASDAQ; or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, then the average between the highest bid and lowest asked prices for the Common Stock on such day as reported by The Nasdaq Bulletin Board, or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, then the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

6. Term. The term of each option and SAR granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the term of each incentive stock option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of granting thereof, and further, provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the incentive stock option shall be for a period not exceeding five (5) years. Options shall be subject to earlier termination as hereinafter provided.

7. Exercise.

(a) An option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at present 551 Fifth Avenue, New York, NY 10176) stating whether an incentive or nonqualified stock option or SAR is being exercised, specifying the number of shares as to which such option or SAR is being exercised, and in the case of an option, accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) in the discretion of the Committee (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) any combination thereof. In addition, upon the exercise of a nonqualified stock option or SAR, the Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determined is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of such exercise. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares pursuant to any such option or SAR until all required payments have been made. Fair market value of the shares shall be determined in accordance with Paragraph 5.

(b) A person entitled to receive Common Stock upon the exercise of an option or SAR shall not have the rights of a shareholder with respect to such shares until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares.

(c) In no case may a fraction of a share be purchased or issued under the Plan. Any option granted in tandem with an SAR shall no longer be exercisable to the extent the SAR is exercised, and the exercise of the related option shall cancel the SAR to the extent of such exercise.

8. Stock Appreciation Rights.

(a) An SAR may be granted separately, in tandem with or in addition to any option, and may be granted before, simultaneously with or after the grant of an option hereunder. In addition, the holder of an option may, in lieu of making the payment required at the time of exercise under Paragraph 7, include in the written notice referred to therein an "election" to exercise the option as an SAR. In such case, the Committee shall have fifteen (15) days from the receipt of notice of the election to decide, in its sole discretion, whether or not to accept the election and notify the option holder of its decision. If the Committee consents, such exercise shall be treated as the exercise of an SAR with a base price equal to the exercise price.

(b) Upon the exercise of an SAR, the holder shall be entitled to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price of the SAR. Such amount shall be paid, in the discretion of the Committee, in cash, Common Stock having a fair market value on the date of payment equal to such amount, or a combination thereof. For purposes of this Paragraph 8, fair market value shall be determined in accordance with Paragraph 5.

9. Termination Of Association With The Company.

(a) Any holder of an incentive option whose association with the Company (and its Subsidiaries) has terminated for any reason other than his death or permanent and total disability (as defined in Section 22(e)(3) of the Code) may exercise such option, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but in no event after the expiration of the term of the option; provided, however, that if his association shall be terminated either (i) for cause, or (ii) without the consent of the Company, said option shall terminate immediately.

(b) Any and all nonqualified stock options or SARs granted under the Plan shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR with the Company (and its Subsidiaries) for any reason other than the death or permanent and total disability (as defined in Section 22(e)(3) of the Code) of such holder.

(c) Options and SARs granted under the Plan shall not be affected by any change in the status of an optionee so long as he continues to be associated with the Company or any of the Subsidiaries.

(d) Nothing in the Plan or in any option or SAR granted under the Plan shall confer on any individual any right to continue to be associated with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the holder's association at any time for any reason whatsoever without liability to the Company or any of its subsidiaries.

10. Death Or Disability Of An Optionee.

(a) If an optionee dies while he is associated with the Company or any of its Subsidiaries, or within three (3) months after such termination for the holder of an incentive option (unless such termination was for cause or without the consent of the Company), the option or SAR may be exercised, to the extent exercisable on the death, by his executor, administrator or other person at the time entitled by law to his rights under the option or SAR, at any time within one (1) year after death, but in no event after the expiration of the term of the option or SAR.

(b) Any holder whose association with the Company or its Subsidiaries has terminated by reason of a permanent and total disability (as defined in Section 22(e) (3) of the Code) may exercise his option or SAR, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but in no event after the expiration of the term of the option or SAR.

11. Compliance With Securities Laws. The Committee may require, in its discretion, as a condition to the exercise of an option or SAR that either (a) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such shares shall be effective at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option or SAR under the Securities Act. In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares subject to such option or SAR on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option or SAR, or the issue of shares thereunder, such option or SAR may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Stock Option And SAR Contracts. Each option and SAR shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things, (a) that the optionee agrees that he will remain in the employ of the Company or its Subsidiaries, at the election of the Company, for the later of (i) the period of time determined by the Committee at or before the time of grant or (ii) the date to which he is then contractually obligated to remain associated with the Company or its Subsidiaries, (b) that in the event of the exercise of an option or an SAR which is paid with Common stock, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act, and (c) that in the event of any disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option within two (2) years from the date of grant of the option or one (1) year from the date of transfer of such shares to him, the optionee will notify the Company thereof in writing within 30 days after such disposition, pay the Company, on demand, in cash an amount necessary to satisfy its obligation, if any, to withhold any Federal, state and local income taxes or other taxes by reason of such disqualifying disposition and provide the Company, on demand, with such information as the Company shall reasonably request to determine such obligation.

13. Adjustment of and Changes in Common Stock.

(a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Corporation through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, an appropriate and proportionate adjustment shall be made in the (i) aggregate number and kind of securities available under the Plan, and (ii) number and kind of securities issuable upon the exercise of all outstanding options and SARs granted under the Plan, without change in the total price applicable to the unexercised portion of such options or SARs, but with a corresponding adjustment in the exercise price or base price for each unit of any security covered by such options or SARs.

(b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of substantially all of the assets of the Corporation, the Committee shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the successor entity of the options theretofore granted or the substitution by such entity for such options of new options or SARs covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of such option agreements by such successor entity in which such options shall remain in full force and effect under the terms so provided.

(c) Any adjustments under this Section 10 shall be made by the Committee, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

14. Amendments And Termination Of The Plan. The Plan was adopted by the Board of Directors on March 26, 2004. No options may be granted under the Plan after March 25, 2014. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that incentive stock options granted hereunder meet the requirements for "incentive stock options" under the Code, or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the prior or subsequent approval of a majority of the Company's outstanding stock entitled to vote thereon which would (a) except as contemplated in Paragraph 13, increase the maximum number of shares for which options may be granted under the Plan, (b) materially increase the benefits to participants under the plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

15. Nontransferability Of Options. No option or SAR granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, or qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, and options and SARs may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, options and SARs may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not subject to execution, attachment or similar process.

16. Substitutions And Assumptions Of Options Of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of directors may, without further approval by the stockholders, substitute new options for prior options and new SARs for prior SARs of a Constituent Corporation (as defined in Paragraph 17) or assume the prior options or SARs of such Constituent Corporation.

17. Definitions.

(a) The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 425(f) of the Code.

(b) The term "Parent" shall have the same definition as "parent corporation" in Section 425(e) of the Code.

(c) The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or Subsidiary, in a transaction to which section 425(a) of the Code applies (or would apply if the option or SAR assumed or substituted were an incentive stock option), or any Parent or any Subsidiary of such corporation.

18. Conditions Precedent. The Plan shall be subject to approval by the holders of a majority of shares of the Company's capital stock outstanding and entitled to vote thereon at the next meeting of its stockholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options or SARs granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval.

Exhibit B

2004 STOCK OPTION PLAN OF INTER PARFFUMS, INC.

Addendum to the Plan

FRANCE

GENERAL

This Addendum to the Plan sets out the terms of the 2004 Stock Option of Inter Parfums, Inc. (the "Plan"), in relation to France.

This Addendum should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this Addendum in which event the terms set out in this Addendum shall prevail.

The terms of this Addendum are the terms set out in the rules of the Plan modified as follows:

APPLICATION

This Addendum will apply to any Optionee who is or may become subject to French tax (i.e. income tax and/or social security tax) on options granted under the Plan.

ELIGIBILITY

The Committee may not grant an option under this Addendum to an individual:

➢	unless he is employed by the Company or by a company with sufficiently close capital links to the Company as defined in Article L225-180 of the French "Code de Commerce" in France; OR

➢
unless he is a director with a management function as defined in Article L225-185 of the French "Code de Commerce" in France of the Company or of a company with sufficiently close capital links to the Company as defined in Article L225-180 of the French "Code de Commerce" ; OR

➢
who owns more than 10% of the share capital of the Company and who may not therefore be granted an option to satisfy the requirements of sub-paragraph 2 of Article L225-182 of the French "Code de Commerce"; OR

➢	who is a member of the Committee.

EXERCISE PRICE

The exercise price for an option shall be determined on the date on which the Committee resolves to grant the option.

The exercise price in the case of options to subscribe for unissued shares may not be:

➢	lower than 95% of the average stock exchange price during the 20 dealing (trading) days preceding the grant

In the case of options to purchase existing shares (also known as treasury shares), the exercise price may not be:

➢	lower than 95% of the average stock exchange price during the 20 dealing (trading) days preceding the grant

➢
in addition, lower than 95% of the average actual repurchase price of the shares by the Company of its own shares to be allocated to the Optionee, provided the shares are repurchased prior to the date of grant of the options.

GRANT OF OPTIONS

An option may not be granted in the period of 20 dealing days immediately following a distribution of dividends or a capital increase.

Furthermore, options cannot be granted under this Addendum

➢	within the 10 dealing days before or after the publication of the annual consolidated accounts, where required, or of the Company’s annual accounts;

➢
within a period beginning with the date at which the Company's board of directors become aware of any information which, were it to be public knowledge, could have a material impact on the Company's share price and ending 10 dealing days after the information becomes public knowledge.

If the option is an option to buy existing (treasury) shares of common stock, the repurchase of the shares by the Company can take place either within a twelve month period preceding the date of grant of the option, or prior to the date on which the options become exercisable if exercisability conditions exist.

VESTING AND EXERCISE

Options granted under this Addendum shall vest and become exercisable on the day following the fourth anniversary of the date of grant, subject to paragraph 9 of this Addendum.

SALES RESTRICTIONS

The shares acquired upon exercise of the options issued under this Addendum will be freely transferable in France, subject to the following conditions:

The above mentioned shares may not be sold or otherwise disposed of before the day following the fourth anniversary of the date of grant;

The sales restrictions provided by sub-paragraph 7.1 above shall not apply in the case of death or of 2nd or 3rd category disability of the Optionee as defined under Article L341-4 of the French Social Security Code;

The sales restrictions provided by sub-paragraph 7.1 above shall not apply in the case of:

a)	dismissal of the Optionee by the Company or any subsidiary of the Company provided that the Optionee exercised his options at least 3 months prior to receipt of notice of dismissal;

b)
the Optionee’s retirement (as defined in the 3rd paragraph of Article L. 122-14-13 of the French Labor Code) provided that the Optionee exercised his options at least 3 months prior to the date of termination of his/her employment contract;

If the Committee so decides in its absolute discretion, after due regard to the Optionee's personal circumstances, the sales restrictions provided by sub-paragraph 7.1 may be lifted;

The sales restrictions provided by sub-paragraph 7.1 will only apply to the extent that they would not impose a restriction on resale of the shares for a period of more than three years from the date of exercise of the option, in accordance with Article L225-177 of the French "Code de Commerce".

7.6 With regard to transfer restrictions in the United States of the shares acquired on exercise options granted under this Addendum, the provisions of Article 11 of the Plan apply.

NON-TRANSFERABILITY OF OPTIONS

No option granted under this Addendum may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except in the case of death of the Optionee. All options granted under this Addendum shall be exercisable during the Optionee's lifetime, only by the Optionee.

DEATH OF AN OPTIONEE; EARLY TERMINATION OF OPTION

9.1 If the Optionee dies, his options must be exercised by his heirs (if at all) within six months after his death after which the option will expire.

9.2 Notwithstanding Section 9(b) of the Plan that provides for termination of a nonqualified stock option simultaneously with the termination of association of an Optionee with the Company and its Subsidiaries, the Committee shall have the authority, in its sole discretion, to determine whether and under what conditions options granted under this Addendum will terminate upon the Optionee leaving the Company and to waive any such condition.

ALTERATION OF PLAN

Any alteration or addition, which would affect the subsisting rights of an Optionee, will, in all cases, require the consent of the Optionee.

PLAN LIMITS

Options may not be granted under the Plan:

➢ over more than one third of the Company’s share capital in the case of options to subscribe for unissued shares; or
➢ over more than 10% of the total number of such shares in issue in the case of options to purchase existing shares.

ADJUSTMENTS

The exercise price of an option may not be changed during the term of the option.
However, the Company is required to ensure the protection of the Optionees’ rights under the conditions provided in Article L 228-99 of the French Code de Commerce in the event of the following specific operations:
•	Capital amortization or capital reduction;
•	Change in the allocation of earnings;

•	Grant of free shares;
•	Capitalization of reserves, issue premiums or earnings;
•	Distribution of reserves;
•	Any issuance of equity securities or any rights giving access to equity securities including a preferential subscription right to the benefit of the shareholders.

No adjustment may be made to the option which is inconsistent with French law and, in particular, with Sections 174.8 to 174.16 of the Decree no. 67-236 of 23 March 1967.

CHANGES

The Committee may not change the Plan in a way which affects this Addendum, or options granted under this Addendum, if the change is inconsistent with French law and in particular with French legislation on stock options as defined in Articles L225-177 to L225-185 of French "Code de Commerce".

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

July 24, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21130000000000000000 9   072408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jean Madar
- ○ Philippe Benacin
- ○ Russell Greenberg
- ○ Philippe Santi
- ○ Francois Heilbronn
- ○ Joseph A. Caccamo
- ○ Jean Levy
- ○ Robert Bensoussan-Torres
- ○ Jean Cailliau
- ○ Serge Rosinoer
- ○ Patrick Choël

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the adoption of an amendment to our 2004 Stock Option Plan:	☐	☐	☐

All properly executed proxies will be voted at the Annual Meeting in accordance with the instructions marked thereon. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of eleven (11) directors and FOR Proposal number 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

July 24, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

\- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

\- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

21130000000000000000 9 072408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ Jean Madar
- ○ Philippe Benacin
- ○ Russell Greenberg
- ○ Philippe Santi
- ○ Francois Heilbronn
- ○ Joseph A. Caccamo
- ○ Jean Levy
- ○ Robert Bensoussan-Torres
- ○ Jean Cailliau
- ○ Serge Rosinoer
- ○ Patrick Choël

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the adoption of an amendment to our 2004 Stock Option Plan:	☐	☐	☐

All properly executed proxies will be voted at the Annual Meeting in accordance with the instructions marked thereon. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of eleven (11) directors and FOR Proposal number 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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INTER PARFUMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Madar and Russell Greenberg as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on June 19, 2008 at the Annual Meeting of stockholders to be held at Inter Parfums, Inc. 551 Fifth Avenue, New York, New York 10176, July 24, 2008 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed on the reverse side, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

(Continued and to be signed on the reverse side)

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